Exhibit 99.1

CONTACTS:
(Media):	Bill Mintz	(713) 296-7276
	Robert Dye	(713) 296-6662
(Investor):	Tom Chambers	(713) 296-6685

(Web site):	www.apachecorp.com
FOR RELEASE AT 7:45 A.M. CENTRAL TIME
RECORD PRODUCTION FUELS APACHE’S SECOND-QUARTER RESULTS
     Houston, July 30, 2009 — Apache Corporation (NYSE, Nasdaq: APA) today reported record worldwide oil and natural gas production of 587,400 barrels of oil equivalent (boe) per day in the second quarter, up 7.1 percent from the first quarter and 6.5 percent from the prior-year period.
     Apache reported net income of $443 million, or $1.31 per diluted common share, compared with $1.4 billion, or $4.28 per share, in the prior-year period. Second-quarter cash from operations before changes in operating assets and liabilities* totaled $1.26 billion, compared with $2.3 billion in the prior-year period.
     Apache’s second-quarter adjusted earnings,* which exclude certain items that impact the comparability of operating results, totaled $474 million, or $1.41 per share, compared to adjusted earnings of $1.44 billion, or $4.28 per share, in the prior-year period.
     “The strength of Apache’s geological and geographical diversity, along with our balanced product mix, fueled our second-quarter results,” said G. Steven Farris, chairman and chief executive officer.
     “Initial production from development projects in the Gulf of Mexico and the Western Desert of Egypt, combined with rebounding oil prices, more than offset the continuing deterioration of North American natural gas prices during the quarter,” he said. “With continued drilling successes in Egypt, the Gulf and the North Sea, Apache has strong momentum going into the second half of the year.”
     Oil production comprised 48 percent of Apache’s worldwide output, but 72 percent of oil and gas revenues. The company’s oil and gas revenue per boe increased 19 percent from the first quarter. Apache received an average of $58.15 per barrel of oil, up 37 percent from the first quarter, and $3.48 per thousand cubic feet of gas, down 9 percent from the first quarter. Prices for both commodities were substantially below year-earlier levels.
     “Our regions’ focus on driving down lifting costs has resulted in lower costs on a boe basis for two quarters in a row, including a 6-percent decline from the first quarter to the second,” Farris said.
     Recent drilling and operational highlights included:
•	The Falcon-1x discovery in Egypt’s Matruh Concession tested 4,400 barrels per day from the Lower Cretaceous Alam El Buieb formation, with production expected to commence in the third quarter. The well also tested an aggregate of 46 million cubic feet of gas (MMcf) and 2,368 barrels of condensate per day from two other zones that will not be produced until additional processing and transportation capacity is developed.

•	The Hydra-5x, an appraisal well in Egypt’s Shushan Concession, tested 21 MMcf and 3,744 barrels of condensate per day from the Jurassic Upper Safa formation. The Hydra field is expected to be developed after completion of a gas sales agreement with the Egyptian General Petroleum Corp.

•	Three new horizontal wells in the Horn River shale gas play in northeast British Columbia had initial gross production rates of about 16 MMcf per day each, strengthening estimates that individual wells in the play potentially can recover about 10 billion cubic feet (Bcf) of natural gas. Apache and EnCana each have a 50-percent interest in a joint venture that holds approximately 425,000 acres at Horn River.

•	In the North Sea, the Forties Charlie 6-3 well commenced production at a rate of 10,500 barrels per day. The well is the seventh development well brought on production at Forties in 2009; its initial production rate is the field’s highest since 1994.

•	In Egypt, Apache ramped up production through two new processing trains at the Salam gas plant and is expected to reach gross production capacity of 200 MMcf and 10,000 barrels of condensate per day during the third quarter.

•	The deepwater Geauxpher Field at Garden Banks Block 462 — in water 2,700 feet deep about 150 miles off the Louisiana coast in the Gulf of Mexico — came on line May 15 and produced a total of 4.3 Bcf by June 30. The field is currently producing 105 MMcf per day from two wells. Apache has a 40-percent interest in the field.
     “Apache’s strong financial position — with debt at 25 percent of capitalization and $772 million of cash on the balance sheet — provides many avenues for continued growth, either through our deep inventory of drilling prospects or through acquisitions,” Farris said.
     Apache Corporation is an oil and gas exploration and production company with operations in the United States, Canada, Egypt, the United Kingdom North Sea, Australia and Argentina.
-end-

*	Adjusted earnings and cash from operations before changes in operating assets and liabilities are non-GAAP measures. Please see reconciliations below.
     NOTE: Apache will conduct a conference call to discuss its second-quarter results at 1 p.m. Central time on Thursday, July 30. The call will be webcast from Apache’s Web site, http://www.apachecorp.com. The webcast replay and podcast will be archived on Apache’s Web site. The conference call will be available for playback by telephone for one week beginning at approximately 3 p.m. on July 30. To access the telephone playback, dial (719) 457-0820 and provide Apache’s confirmation code, 4860120.
     This news release contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 including, without limitation, expectations, beliefs, plans and objectives regarding production and exploration activities. Any matters that are not historical facts are forward-looking and, accordingly, involve estimates, assumptions, risks and uncertainties, including, without limitation, risks, uncertainties and other factors discussed in our most recently filed Annual Report on Form 10-K, on our Web site and in our other public filings and press releases. There is no assurance that Apache’s expectations will be realized, and actual results may differ materially from those expressed in the forward-looking statements. We assume no duty to update these statements as of any future date.

APACHE CORPORATION
FINANCIAL INFORMATION
(In thousands, except per share data)

	For the Quarter		For the Six Months
	Ended June 30,		Ended June 30,
	2009	2008	2009	2008
REVENUES AND OTHER:
Oil and gas production revenues	$2,074,344	$3,904,118	$3,677,958	$7,082,067
Other	19,034	(3,927)	49,245	5,865

	2,093,378	3,900,191	3,727,203	7,087,932

COSTS AND EXPENSES:
Depreciation, depletion and amortization
Recurring	573,359	627,668	1,153,976	1,248,157
Additional	—	—	2,818,161	—
Asset retirement obligation accretion	26,483	25,679	53,221	52,176
Lease operating expenses	405,273	446,738	802,762	901,376
Gathering and transportation	33,479	39,767	66,818	80,743
Taxes other than income	115,941	298,548	203,280	541,126
General and administrative	90,905	78,872	175,951	161,295
Financing costs, net	61,155	39,050	119,742	83,303

	1,306,595	1,556,322	5,393,911	3,068,176

INCOME (LOSS) BEFORE INCOME TAXES	786,783	2,343,869	(1,666,708)	4,019,756
Current income tax provision	218,247	702,106	220,741	1,189,906
Deferred income tax provision (benefit)	123,816	196,534	(575,229)	363,108

NET INCOME (LOSS)	444,720	1,445,229	(1,312,220)	2,466,742
Preferred stock dividends	1,420	1,420	2,840	2,840

INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCK	$443,300	$1,443,809	$(1,315,060)	$2,463,902

NET INCOME (LOSS) PER COMMON SHARE:
Basic	$1.32	$4.32	$(3.92)	$7.38

Diluted	$1.31	$4.28	$(3.92)	$7.32

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	335,637	334,208	335,372	333,801

APACHE CORPORATION
FINANCIAL INFORMATION
(In thousands, except per share data)

	For the Quarter		For the Six Months
	Ended June 30,		Ended June 30,
	2009	2008	2009	2008
FINANCIAL DATA:
Revenues and other	$2,093,378	$3,900,191	$3,727,203	$7,087,932

Income (Loss) Attributable to Common Stock	$443,300	$1,443,809	$(1,315,060)	$2,463,902

Basic Net Income (Loss) Per Common Share	$1.32	$4.32	$(3.92)	$7.38

Diluted Net Income (Loss) Per Common Share	$1.31	$4.28	$(3.92)	$7.32

Weighted Average Common Shares Outstanding	335,637	334,208	335,372	333,801

Diluted Shares Outstanding	337,365	337,676	335,372	336,802

	June 30,	December 31,
	2009	2008

BALANCE SHEET DATA:
Cash and Cash Equivalents	$771,557	$1,181,450
Short-term Investments	—	791,999
Other Current Assets	2,713,528	2,477,525
Property and Equipment, net	22,290,308	23,958,517
Restricted Cash	—	13,880
Goodwill	189,252	189,252
Other Assets	437,282	573,862

Total Assets	$26,401,927	$29,186,485

Current Liabilities	$1,808,355	$2,520,435
Long-Term Debt	4,954,667	4,808,975
Deferred Credits and Other Noncurrent Liabilities	4,680,210	5,348,354
Shareholders’ Equity	14,958,695	16,508,721

Total Liabilities and Shareholders’ Equity	$26,401,927	$29,186,485

Common shares outstanding at end of period	335,747	334,710

	For the Quarter		For the Six Months
	Ended June 30,		Ended June 30,
	2009	2008	2009	2008
COSTS INCURRED: (1)
North America exploration and development	$376,497	$801,279	$881,813	$1,544,635
International exploration and development	506,229	682,766	993,011	1,291,229

	$882,726	$1,484,045	$1,874,824	$2,835,864

Oil and gas property acquisitions	$188,480	$142,848	$248,505	$150,795

(1)	Includes noncash asset retirement costs and capitalized interest as follows:

Capitalized interest	$14,972	$17,878	$30,981	$35,056
Asset retirement costs	$34,098	$86,434	$93,703	$171,506

APACHE CORPORATION
FINANCIAL INFORMATION

	For the Quarter		For the Six Months
	Ended June 30,		Ended June 30,
	2009	2008	2009	2008
PRODUCTION AND PRICING DATA:
OIL VOLUME — Barrels per day
United States	88,530	100,049	87,642	100,364
Canada	15,833	17,746	16,090	17,547

North America	104,363	117,795	103,732	117,911

Egypt	95,359	64,886	89,475	63,718
Australia	10,478	8,367	9,164	8,894
North Sea	59,688	56,570	60,089	57,670
Argentina	11,948	12,067	12,192	12,146

International	177,473	141,890	170,920	142,428

Total	281,836	259,685	274,652	260,339

AVERAGE OIL PRICE PER BARREL
United States	$57.00	$97.64	$49.95	$90.59
Canada	55.17	119.16	46.49	106.33
North America	56.72	100.88	49.41	92.93
Egypt	60.30	126.20	51.90	112.28
Australia	63.01	133.79	49.74	116.78
North Sea	58.77	121.10	51.51	108.23
Argentina	46.17	50.12	46.73	47.61
International	58.99	118.14	51.28	105.41
Total	58.15	110.32	50.57	99.76

NATURAL GAS VOLUME — Mcf per day
United States	662,834	758,524	637,894	751,269
Canada	373,796	357,828	365,551	359,289

North America	1,036,630	1,116,352	1,003,445	1,110,558

Egypt	376,737	233,793	347,443	238,385
Australia	161,069	129,531	151,607	160,355
North Sea	2,645	2,507	2,663	2,556
Argentina	192,542	197,284	192,250	181,209

International	732,993	563,115	693,963	582,505

Total	1,769,623	1,679,467	1,697,408	1,693,063

AVERAGE NATURAL GAS PRICE PER MCF
United States	$3.88	$10.62	$4.21	$9.50
Canada	3.86	9.63	4.26	8.59
North America	3.88	10.30	4.23	9.21
Egypt	3.85	6.26	3.73	5.72
Australia	1.82	2.17	1.71	2.14
North Sea	12.24	21.90	9.82	19.05
Argentina	1.89	1.39	1.94	1.60
International	2.92	3.69	2.82	3.51
Total	3.48	8.09	3.65	7.25

NGL VOLUME — Barrels per day
United States	5,483	7,231	5,198	7,236
Canada	2,052	1,868	2,082	2,052

North America	7,535	9,099	7,280	9,288
Argentina	3,091	2,905	3,114	2,812

Total	10,626	12,004	10,394	12,100

AVERAGE NGL PRICE PER BARREL
United States	$27.36	$65.27	$25.90	$61.32
Canada	24.23	59.26	22.40	56.05
North America	26.50	64.04	24.90	60.15
Argentina	15.91	32.31	16.51	39.98
Total	23.42	56.36	22.39	55.46

APACHE CORPORATION
FINANCIAL INFORMATION
(In thousands, except per share data)
NON-GAAP FINANCIAL MEASURES:
Reconciliation of income attributable to common stock to adjusted earnings:
The press release discusses Apache’s adjusted earnings. Adjusted earnings exclude certain items that management believes affect the comparability of operating results and are meaningful for the following reasons:
•	Management uses adjusted earnings to evaluate the company’s operational trends and performance relative to other oil and gas producing companies.

•	Management believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings for items that may obscure underlying fundamentals and trends.

•	The reconciling items below are the types of items management believes are frequently excluded by analysts when evaluating the operating trends and comparability of the company’s results.

	For the Quarter		For the Six Months
	Ended June 30,		Ended June 30,
	2009	2008	2009	2008

Income (Loss) Attributable to Common Stock (GAAP)	$443,300	$1,443,809	$(1,315,060)	$2,463,902

Adjustments:
Foreign currency fluctuation impact on deferred tax expense	31,164	281	26,350	(12,079)
Additional depletion, net of tax	—	—	1,981,398	—

Adjusted Earnings (Non-GAAP)	$474,464	$1,444,090	$692,688	$2,451,823

Adjusted Earnings Per Share (Non-GAAP)
Basic	$1.41	$4.32	$2.07	$7.35

Diluted	$1.41	$4.28	$2.05	$7.28

Average Number of Common Shares
Basic	335,637	334,208	335,372	333,801

Diluted	337,365	337,676	337,198	336,802

Reconciliation of net cash provided by operating activities to cash from operations before changes in operating assets and liabilities:
The press release discusses Apache’s cash from operations before changes in operating assets and liabilities. It is presented because management believes the information is useful for investors because it is used internally and widely accepted by those following the oil and gas industry as a financial indicator of a company’s ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt. It is also used by research analysts to value and compare oil and gas exploration and production companies, and is frequently included in published research when providing investment recommendations. Cash from operations before changes in operating assets and liabilities, therefore, is an additional measure of liquidity, but is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities.
The following table reconciles net cash provided by operating activities to cash from operations before changes in operating assets and liabilities.

	For the Quarter		For the Six Months
	Ended June 30,		Ended June 30,
	2009	2008	2009	2008
Net cash provided by operating activities	$823,513	$1,929,509	$1,366,729	$3,737,913
Changes in operating assets and liabilities	436,071	390,240	875,914	426,520

Cash from operations before changes in operating assets and liabilities	$1,259,584	$2,319,749	$2,242,643	$4,164,433